UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2015

KITARA MEDIA CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51840	20-3881465
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

525 Washington Blvd, Suite 2620, Jersey City, New Jersey 07310

(Address of Principal Executive Offices) (Zip Code)

(201) 539-2200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 8.01 Other Events.

Kitara Media Corp. (“Kitara”) announced today that it has adjourned its special meeting of stockholders relating to its proposed business combination with Future Ads LLC (“Future Ads”) to January 15, 2015 at 10:00 a.m., local time, at the offices of Graubard Miller, 405 Lexington Ave., 11th Floor, New York, New York 10174. Kitara adjourned the special meeting because the Securities and Exchange Commission (the “SEC”) has not yet completed its review of the proxy statement/prospectus and the registration statement of which it forms a part to be used in connection with the proposed business combination. The special meeting was originally convened on December 29, 2014 and was previously adjourned to January 6, 2015. Promptly after the special meeting was reconvened on January 6, 2015, and prior to the consideration of any matters by the stockholders, it was adjourned again to January 15, 2015.

A copy of the press release announcing the adjournment is attached to this current report as Exhibit 99.1 and is incorporated herein by reference.

Additional Information

As previously reported, Kitara has entered into (i) a Unit Exchange Agreement, as amended, by and among Kitara, Kitara Holdco Corp., a wholly-owned subsidiary of Kitara (“Holdco”), Future Ads, and the members of Future Ads, and (ii) an Agreement and Plan of Reorganization, by and among Kitara, Holdco, and Kitara Merger Sub, Inc., a wholly-owned subsidiary of Holdco. Upon completion of the transactions contemplated by the Exchange Agreement and Reorganization Agreement (the “Transactions”), Holdco will become the new publicly traded company and Kitara and Future Ads will become wholly-owned subsidiaries of Holdco.

In connection with the Transactions, Kitara has filed a preliminary proxy statement/prospectus on Schedule 14A with the SEC. The preliminary proxy statement/prospectus also is included in a registration statement on Form S-4 filed by Holdco. Investors are urged to read the preliminary proxy statement/prospectus and, when it becomes available, definitive proxy statement/prospectus (including all amendments and supplements thereto) before they make any voting or investment decision with respect to the Transactions, because the proxy statement/prospectus contains important information. Investors may obtain free copies of the preliminary proxy statement/prospectus and, when it becomes available, definitive proxy statement/prospectus, as well as other filings containing information about Kitara, Holdco and Future Ads, without charge, at the SEC’s Internet site (www.sec.gov). These documents may also be obtained for free, when they become available, by directing a request to Kitara Merger Corp. or Kitara Holdco Corp. at 525 Washington Blvd, Suite 2620, Jersey City, New Jersey 07310, Attn: Corporate Secretary.

Kitara and its directors and executive officers and other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Kitara’s stockholders with respect to the Transactions. Information regarding Kitara’s directors and executive officers is available in Kitara’s annual report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 31, 2014. Additional information regarding the interests of such participants in the Transactions is included in the proxy statement/prospectus.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits:

Exhibit	Description

99.1	Press release dated January 6, 2015.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2015	KITARA MEDIA CORP.

	By:	/s/ Robert Regular
Name: Robert Regular Title: Chief Executive Officer